EXHIBIT 99.1

December 6, 1995

Dr. Jean-Francois Rossignol
2650 Heron Lane South
Clearwater, FL 34622

Romark Laboratories, L.C.
6200 Courtney Campbell Causeway Suite 870
Tampa, FL 33607

Marc S. Ayers
3024 Emerson Street
Tampa, FL 33629

Gentlemen,

This letter agreement will serve to settle any and all disputes between Belmac Corporation, Jean-Francois Rossignol, Romark Laboratories, L.C. and Marc S. Ayers (the "Parties") related to the pending court case (Belmac v. Rossignol, et al., Case No. 95-2605, in the Thirteenth Judicial Circuit of Florida) and the pending arbitration (American Arbitration Association Case No. 33-133-00050-95).

In consideration for the settlement of the pending court case and the pending arbitration and the releases provided herein, Jean-Francois Rossignol agrees to pay Belmac Corporation the sum of $360,000 in full payment of the promissory note executed by Jean-Francois Rossignol on August 3, 1993, according to the following schedule:

           * $160,000 to be paid upon signing this letter agreement,
           * $100,000 to be paid on or before  January 31, 1996,  and
           * $100,000 to be paid on or before March 31, 1996.

As further consideration for the settlement of the pending court case and the pending arbitration, Jean-Francois Rossignol, Romark Laboratories, L.C. and Marc
S. Ayers hereby release and forever discharge Belmac Corporation and its employees, agents, partners, attorneys, affiliates, representatives, privies, successors, assigns, shareholders, directors, officers, and subsidiaries from any and all actions, causes of action, lawsuits, arbitrations, injuries, losses, payments, attorneys' fees, benefits, rights, damages, costs, loss of service, loss of opportunities, loss of profits, liens, expenses, compensation, suits, debts, dues, sums of money, accounts, reckonings, bonds, stock claims, bills, securities, specialities, covenants, contracts, controversies, agreements, promises, variances, judgments, extents, executions, claims, and demands, of any type whatsoever, including any claim for indemnity or for contribution, in law, admiralty, or equity, that any of Jean-Francois Rossignol, Romark Laboratories, L.C. and/or Marc S. Ayers now has, ever had, or that may hereafter have, whether known or unknown, suspected or unsuspected, potential or actual, asserted, or warranted, from the beginning of the world up to the date of this letter agreement. This release shall not constitute a release of any obligations or duties expressly and specifically imposed upon any Party by this letter agreement, nor shall it constitute a release of any claims made in the pending court case, Ayers v. Belmac, Case No. 93-4515, in the Thirteenth Judicial Circuit of Florida. This release shall become effective immediately upon payment of the final $100,000 installment due on or before March 3, 1996, as set forth above.

As consideration for the payments made pursuant to this letter agreement, the settlement of the pending court case and the pending arbitration and the release provided herein, Belmac Corporation hereby releases and forever discharges Jean-Francois Rossignol, Romark Laboratories, L.C. and Marc S. Ayers and their employees, agents, partners, attorneys, affiliates, representatives, privies, successors, assigns, shareholders, directors, officers, and subsidiaries from any and all actions, causes of action, lawsuits, arbitrations, injuries, losses, payments, attorneys' fees, benefits, rights, damages, costs, loss of service, loss of opportunities, loss of profits, liens, expenses, compensation, suits, debts, dues, sums of money, accounts, reckonings, bonds, stock claims, bills, securities, specialities, covenants, contracts, controversies, agreements, promises, variances, judgments, extents, executions, claims, and demands, of any type whatsoever, including any claim for indemnity or for contribution, in law, admiralty, or equity, that Belmac Corporation now has, ever had, or that may hereafter have, whether known or unknown, suspected or unsuspected, potential or actual, asserted, or warranted, from the beginning of the world up to the date of this letter agreement. This release shall not constitute a release of any obligations or duties expressly and specifically imposed upon any Party by this letter agreement, nor shall it constitute a release of any claims made in the pending court case, Ayers v. Belmac, Case No. 93-4515, in the Thirteenth Judicial Circuit of Florida. This release shall become effective immediately upon payment of the final $100,000 installment due on or before March 31, 1996, as set forth above.

The Parties agree to file, on or before December 8, 1995, a stipulation for voluntary dismissal with regard to the pending court case (Belmac v. Rossignol, et al., Case No. 95-2605, in the Thirteenth Judicial Circuit of Florida), and Jean-Francois Rossignol agrees, on or before December 8, 1995, to dismiss the pending arbitration (American Arbitration Association Case No. 33-133-00050-95). Each of the Parties will bear their own attorneys' fees and costs.

Finally, the Parties agree that they have not relied upon any representations, statements, inducements, acts or omissions of any other Party in entering into this letter agreement. Because of the history and nature of the litigation and the relationship of the Parties, it would be unreasonable for the Parties to rely upon any such representations, statements, inducements, acts or omissions of any other party. Therefore, the Parties hereby expressly and specifically waive any and all claims for fraud in the inducement, recision, and any other claims relating to the validity of this letter agreement.

Please sign this letter agreement in the space provided below.

Agreed to by:                                  Agreed to by:
Belmac Corporation


/s/ James R. Murphy                            /s/ Jean-Francois Rossignol
-------------------                            ---------------------------
by:        James R. Murphy                     Jean-Francois Rossignol
its:       Chairman and CEO

Date: December 6, 1995                         Date: December 6, 1995


Agreed to by:                                  Agreed to by:
Romark Laboratories, L.C.


/s/ Marc S. Ayers                              /s/ Marc S. Ayers
-------------------                            ---------------------------
by:        Marc S. Ayers                       Marc S. Ayers
its:       President

Date: December 6, 1995                         Date: December 6, 1995